Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

April 29, 2013

BG Medicine, Inc.

610 Lincoln Street North

Waltham, MA 02451

Ladies and Gentlemen:

We have acted as legal counsel to BG Medicine, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to an aggregate of 4,106,071 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Of the Shares, 132,743 (the “Commitment Shares”) were issued by the Company to the Selling Stockholder as a commitment fee under that certain Common Stock Purchase Agreement, dated as of January 24, 2013, by and between the Company and the Selling Stockholder (the “Purchase Agreement”) and up to 3,973,328 (the “Purchase Shares”) may be issued by the Company to the Selling Stockholder in the future under the Purchase Agreement. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, Restated Bylaws and the Purchase Agreement, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that (i) the Commitment Shares are validly issued, fully paid and non-assessable; and (ii) the Purchase Shares, when issued and delivered in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | LONDON | LOS ANGELES | NEW YORK | SAN DIEGO | SAN FRANCISCO | STAMFORD | WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

April 29, 2013

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and

Popeo, P.C.

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.